UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

Commission File Number	Exact name of registrant as specified in its charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
333-124154	Stanadyne Holdings, Inc. 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	20-1398860

333-45823	Stanadyne Corporation 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	22-2940378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2014, Stanadyne Holdings, Inc. (“Holdings”) and funds managed by Kohlberg Management IV, L.L.C. (“Kohlberg”) entered into a Convertible Subordinated Note ("Notes") agreement providing for a term loan in an aggregate principal amount of $6.0 million. The Notes carry a 5-year term with an interest rate of 12.0% per annum, with interest payable in semi-annual installments in arrears commencing in August 2014 and principal due at maturity. At the option of Holdings, the interest payments may be made utilizing payment-in-kind notes. The Notes include repayment provisions upon change of control or refinancing of Holdings' 12% Senior Discount Notes due 2015. The Notes are subordinated to Holdings’ 12% Senior Discount Notes due 2015 and are convertible to common stock at fair market value at Kohlberg's discretion. A majority of Holdings' outstanding common stock is held by funds managed by Kohlberg.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosure under Item 1.01 of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Convertible Subordinated Notes of Stanadyne Holdings, Inc. in the aggregate original principal amount of $6.0 million dated as of February 14, 2014 issued to affiliates of Kohlberg & Company, LLC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stanadyne Holdings, Inc.
(Registrant)

Date:	February 20, 2014	By:	/s/ Stephen S. Langin
Stephen S. Langin
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stanadyne Corporation
(Registrant)

Date:	February 20, 2014	By:	/s/ Stephen S. Langin
Stephen S. Langin
Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	Convertible Subordinated Notes of Stanadyne Holdings, Inc. in the aggregate original principal amount of $6.0 million dated as of February 14, 2014 issued to affiliates of Kohlberg & Company, LLC.